CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated November 22, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Reports to Shareholders of the T. Rowe Price International Stock Fund, T. Rowe Price International Stock Fund — Advisor Class, T. Rowe Price International Stock Fund — R Class, T. Rowe Price Emerging Europe & Mediterranean Fund, T. Rowe Price International Discovery Fund, T. Rowe Price European Stock Fund, T. Rowe Price New Asia Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund, T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Growth & Income Fund, T. Rowe Price Growth & Income Fund — Advisor Class, and the T. Rowe Price Growth & Income — R Class (comprising T. Rowe Price International Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the prospectuses and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, MD

February 24, 2005